As filed with the Securities and Exchange Commission on April 25, 2007

Registration No. 333-135116

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TELEFONAKTIEBOLAGET LM ERICSSON

(Exact Name of Registrant as Specified in Its Charter)

LM ERICSSON TELEPHONE COMPANY

(Translation of Registrant’s Name into English)

Kingdom of Sweden	Telefonplan, SE-126 25 Stockholm, Sweden	N.A.
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices Including Zip Code)	(I.R.S. Employer Identification Number)

ERICSSON INC. STOCK PURCHASE PLAN

(Full Title of the Plan)

Ericsson Inc.

Vice President Legal Affairs

6300 Legacy Drive

Plano, Texas 75024

(Name and Address of Agent For Service)

(972) 583-0572

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

David Sirignano

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Ave, NW

Washington, DC 20004

Explanatory Note

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement (the “Amendment”) under the Securities Act of 1933 (the “Securities Act”) is an amendment to the LM ERICSSON TELEPHONE COMPANY (the “Company” or the “Registrant”) Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “SEC”) on June 19, 2006, Registration No. 333-135116. The purpose of this Amendment is to file as an exhibit the Ericsson Inc. Stock Purchase Plan (the “Plan”), as amended. In all other material respects this Amended Form S-8 is unchanged from the Form S-8 filed by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Kingdom of Sweden, on this 25th day of April, 2007.

TELEFONAKTIEBOLAGET LM ERICSSON (publ)

By:	/s/ Karl-Henrik Sundström
Name:	Karl-Henrik Sundström
Title:	Executive Vice President and Chief Financial Officer

By:	/s/ Carl Olof Blomqvist
Name:	Carl Olof Blomqvist
Title:	Senior Vice President

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title

*	Chairman of the Board
Michael Treschow

*	Deputy Chairman of the Board and Director
Sverker Martin-Löf

*	Deputy Chairman of the Board and Director
Marcus Wallenberg

*	CEO, President, and Director
Carl-Henric Svanberg	(Principal Executive Officer)

/s/ Karl-Henrik Sundström	Executive Vice President and Chief Financial Officer
Karl-Henrik Sundström	(Principal Financial Officer)

*	Director
Sir Peter L. Bonfield

*	Director
Börje Ekholm

*	Director
Katherine Hudson

*	Director
Ulf J. Johansson

*	Director
Nancy McKinstry

*	Director
Anders Nyrén

*	Director and Employee Representative
Monica Bergström

*	Director and Employee Representative
Jan Hedlund

*	Director and Employee Representative
Torbjörn Nyman

*	Deputy Director and Employee Representative
Anna Guldstrand

* By:	/s/ Karl-Henrik Sundström
Karl-Henrik Sundström, on this 25th day of April, 2007
Attorney-in-fact
Pursuant to the Power of Attorney included as part of the signature page of Form S-8 as filed on June 19, 2006

EXHIBIT INDEX

Exhibit No.	Description
4.1	Ericsson Inc. Stock Purchase Plan, as amended

4.2	Amendment One to the Ericsson Inc. Stock Purchase Plan

4.3	Articles of Association of Telefonaktiebolaget LM Ericsson, Stockholm (Org. #556016-0680) dated August 2004 (incorporated by reference to Exhibit 4.2 of the Company’s Form S-8 filed February 14, 2005 (File No. 333-122785))

23.1	Consent of PricewaterhouseCoopers LLP

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Form S-8, this Post-Effective Amendment No. 1 has been signed below by the undersigned as the duly authorized representative of Telefonaktiebolaget LM Ericsson in the United States on this 25th day of April, 2007.

By:	/s/ John Moore
Name:	John Moore
Title:	Vice President and General Counsel Ericsson Inc.